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                                                                    EXHIBIT 23.1




Board of Directors
FirsTier Corporation

We consent to the use of our report included in this Registration Statement on Form SB-2 of FirsTier Corporation and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                        /s/ Clifton Gunderson L.L.C.
                                        -----------------------------------
                                            CLIFTON GUNDERSON L.L.C.

Denver, Colorado
December 21, 1999